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                                                                    Exhibit 23.2


                        INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion and incorporation by reference in this Amendment No.1 to Registration Statement No. 333-107819 of Atari, Inc. of our report dated July 11, 2003 appearing in the Annual Report on Form 10-K of Atari, Inc. for the nine months ended March 31, 2003 and included in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.


/s/ Deloitte and Touche LLP

New York, New York
September 4, 2003